Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial information of Rhino Resource Partners LP (the “Partnership”) and The Elk Horn Coal Company, LLC (“Elk Horn”). In June 2011, the Partnership completed the acquisition of Elk Horn (the “Elk Horn Acquisition”).  The Partnership initially funded the purchase price with borrowings under the Partnership’s credit facility. In July 2011, the Partnership completed a public offering of the Partnership’s common units, the proceeds of which along with the related capital contribution of the Partnership’s general partner were used to repay borrowings outstanding under its credit facility. The unaudited pro forma condensed consolidated financial information has been prepared to reflect the following:

•                  the borrowings under the Partnership’s credit facility to initially fund the Elk Horn Acquisition;

•                  the public offering of additional common units of the Partnership in July 2011 and the application of the proceeds from such offering and the related capital contribution of the Partnership’s general partner; and

•                  the Partnership’s best estimates of fair value of the tangible assets acquired and liabilities assumed as part of the Elk Horn Acquisition.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 is presented as if the Elk Horn Acquisition and the public offering of the Partnership’s common units, including the related capital contribution of the Partnership’s general partner, had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and for the three months ended March 31, 2011 were prepared assuming that the Elk Horn Acquisition and the public offering of the Partnership’s common units, including the related capital contribution of the Partnership’s general partner, occurred on January 1, 2010. The historical financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Elk Horn Acquisition and the public offering of the Partnership’s common units, including the related capital contribution of the Partnership’s general partner, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations.

The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Elk Horn been acquired by the Partnership during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of the unaudited pro forma condensed consolidated financial information.

For purposes of this unaudited pro forma condensed consolidated financial information, the purchase price of the Elk Horn Acquisition has been preliminarily allocated to the tangible assets acquired and liabilities assumed based on the Partnership’s best estimates of fair values. Although the responsibility of valuation remains with the Partnership’s management, the determination of the fair values of the various assets and liabilities acquired will be based in part upon studies conducted by third-party professionals with experience in the appropriate subject matter. The studies related to the value of the property, plant and equipment, the coal properties and any potential intangible assets acquired are not yet complete due to the extended amount of time required to complete these activities. Any change to the acquisition date value of the identifiable net assets during the measurement period (up to one year from the acquisition date) will affect the amount of the purchase price allocated and may result in the recognition of goodwill or a gain on the acquisition. Subsequent changes to the purchase price allocation will be adjusted retroactively if material to the Partnership’s consolidated financial results. Additionally, the unaudited pro forma condensed consolidated financial information does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities nor does it include any other items not expected to have a continuing impact on the consolidated results of operations.

RHINO RESOURCE PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF MARCH 31, 2011

(In thousands)

			Pro Forma Adjustments
	Rhino Resource Partners LP (Historical)	The Elk Horn Coal Company LLC (Historical)	Elk Horn Acquisition		Public Offering of Common Units		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$951	$4,454	$(4,454	)(a)			$951
Accounts receivable, net of allowance	34,006	2,050					36,056
Inventories	21,042	—					21,042
Advance royalties, current portion	1,080	—					1,080
Prepaid expenses and other	4,730	197					4,927
Total current assets	61,809	6,701	(4,454)				64,056
PROPERTY, PLANT AND EQUIPMENT:
At cost, including coal properties, mine development and construction costs	449,452	83,800	34,940	(b)			568,192
Less accumulated depreciation, depletion and Amortization	(167,791)	(13,298)	13,298	(c)			(167,791)
Net property, plant & equipment	281,661	70,502	48,238				400,401
Investment in unconsolidated affiliate	18,138	—					18,138
Other non-current assets	7,267	2,908	(565	)(d)			9,610
TOTAL	$368,875	$80,111	$43,219				$492,205
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,544	$206					$16,750
Current portion of long-term debt	2,132	3,125	(3,125	)(e)			2,132
Accrued expenses and other	19,965	467					20,432
Total current liabilities	38,641	3,798	(3,125)				39,314
NON-CURRENT LIABILITIES
Long-term debt	46,909	5,597	113,899	(e)	(67,853	)(g)	98,552
Asset retirement obligations	30,012	511					30,523
Other non-current liabilities	10,412	2,650					13,062
Total non-current liabilities	87,333	8,758	113,899		(67,853)		142,137
Total liabilities	125,974	12,556	110,774		(67,853)		181,451
PARTNERS’ CAPITAL:
Limited partners	231,956	67,555	(67,555	)(f)	66,416	(g)	298,372
General partner	10,320	—			1,437	(g)	11,757
Accumulated other comprehensive income	625	—					625
Total partners’ capital	242,901	67,555	(67,555)		67,853		310,754
TOTAL	$368,875	$80,111	$43,219		$—		$492,205

RHINO RESOURCE PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(In thousands, except per unit amounts)

		The Elk	Pro Forma Adjustments
	Rhino Resource Partners LP (Historical)	Horn Coal Company LLC (Historical)	Elk Horn Acquisition		Public Offering of Common Units		Pro Forma Combined
REVENUES:
Coal sales	$289,885	$—					$289,885
Freight and handling revenues	4,174	—					4,174
Other revenues	11,588	11,057					22,645
Total revenues	305,647	11,057					316,704
COSTS AND EXPENSES:
Cost of operations (exclusive of depreciation, depletion and amortization shown separately below)	220,756	1,189					221,945
Freight and handling costs	2,634	—					2,634
Depreciation, depletion and amortization	34,108	865	951	(a)			35,924
Selling, general and administrative (exclusive of depreciation, depletion and amortization shown separately above)	16,449	4,263					20,712
Asset impairment loss	652	—					652
(Gain) loss on sale/acquisition of assets—net	(10,716)	—					(10,716)
Total costs and expenses	263,883	6,317	951				271,151
INCOME FROM OPERATIONS	41,764	4,740	(951)				45,553
INTEREST AND OTHER INCOME (EXPENSE):
Interest expense and other	(5,338)	(503)	(3,326	)(b)	2,174	(c)	(6,993)
Interest income and other	24	26					50
Equity in net income (loss) of unconsolidated affiliate	4,699	—					4,699
Total interest and other income (expense)	(615)	(477)	(3,326)		2,174		(2,244)
INCOME BEFORE INCOME TAXES	41,149	4,263	(4,277)		2,174		43,309
INCOME TAXES	—	—	—		—		—
NET INCOME	$41,149	$4,263	$(4,277)		$2,174		$43,309

Net income attributable to Predecessor - Jan 1 to Oct 5, 2010	$35,703	n/a	(872	)(d)	1,660	(d)	$36,491
Net income attributable to Partnership - Oct 6 to Dec 31, 2010	$5,446	n/a	858	(d)	514	(d)	$6,818

General partner’s interest in net income	$109	n/a					$136	(e)
Common unitholders’ interest in net income	$2,668	n/a					$3,687	(e)
Subordinated unitholders’ interest in net income	$2,669	n/a					$2,995	(e)
Net income per limited partner unit, basic:
Common units	$0.22	n/a					$0.24	(f)
Subordinated units	$0.22	n/a					$0.24	(f)
Net income per limited partner unit, diluted:
Common units	$0.22	n/a					$0.24	(f)
Subordinated units	$0.22	n/a					$0.24	(f)
Weighted average number of limited partner units outstanding, basic:
Common units	12,400	n/a			2,875	(g)	15,275
Subordinated units	12,397	n/a					12,397
Weighted average number of limited partner units outstanding, diluted:
Common units	12,413	n/a			2,875	(g)	15,288
Subordinated units	12,397	n/a					12,397

RHINO RESOURCE PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(In thousands, except per unit amounts)

	Rhino	The Elk	Pro Forma Adjustments
	Resource Partners LP (Historical)	Horn Coal Company LLC (Historical)	Elk Horn Acquisition		Public Offering of Common Units		Pro Forma Combined
REVENUES:
Coal sales	$78,560	$—					$78,560
Freight and handling revenues	1,131	—					1,131
Other revenues	3,064	5,833					8,897
Total revenues	82,755	5,833					88,588
COSTS AND EXPENSES:
Cost of operations (exclusive of depreciation, depletion and amortization shown separately below)	61,042	1,097					62,139
Freight and handling costs	813	—					813
Depreciation, depletion and amortization	9,144	488	410	(a)			10,042
Selling, general and administrative (exclusive of depreciation, depletion and amortization shown separately above)	5,351	1,244					6,595
Asset impairment loss	—	—					—
(Gain) loss on sale/acquisition of assets—net	(89)	—					(89)
Total costs and expenses	76,261	2,829	410				79,500
INCOME FROM OPERATIONS	6,494	3,004	(410)				9,088
INTEREST AND OTHER INCOME (EXPENSE):
Interest expense and other	(1,058)	(108)	(869	)(b)	555	(c)	(1,480)
Interest income and other	1	228					229
Equity in net income (loss) of unconsolidated affiliate	699	—					699
Total interest and other income (expense)	(358)	120	(869)		555		(552)
INCOME BEFORE INCOME TAXES	6,136	3,124	(1,279)		555		8,536
INCOME TAXES	—	—	—		—		—
NET INCOME	$6,136	$3,124	$(1,279)		$555		$8,536

General partner’s interest in net income	$123	n/a					$171	(e)
Common unitholders’ interest in net income	$3,007	n/a					$4,618	(e)
Subordinated unitholders’ interest in net income	$3,006	n/a					$3,747	(e)
Net income per limited partner unit, basic:
Common units	$0.24	n/a					$0.30	(f)
Subordinated units	$0.24	n/a					$0.30	(f)
Net income per limited partner unit, diluted:
Common units	$0.24	n/a					$0.30	(f)
Subordinated units	$0.24	n/a					$0.30	(f)
Weighted average number of limited partner units outstanding, basic:
Common units	12,402	n/a			2,875	(g)	15,277
Subordinated units	12,397	n/a					12,397
Weighted average number of limited partner units outstanding, diluted:
Common units	12,431	n/a			2,875	(g)	15,306
Subordinated units	12,397	n/a					12,397

Basis of Presentation

The Partnership was formed on April 19, 2010 to acquire Rhino Energy LLC (the “Predecessor” or the “Operating Company”), an entity engaged primarily in the mining and sale of coal. The Partnership had no operations during the period from April 19, 2010 (date of inception) to October 5, 2010 (the consummation of the initial public offering (“IPO”) of the Partnership’s common units).  For full year 2010 income and expense items, the Partnership has disclosed consolidated figures of the Partnership and Predecessor as if the Partnership had operated the entire year. The closing of the IPO and the contribution of the membership interests in the Operating Company to the Partnership did not result in any basis change of the assets of the Predecessor as the Partnership and Predecessor were entities under common control and the Predecessor was contributed to the Partnership and continued operations in consistently the same manner after being contributed to the Partnership. For these reasons, the historical 2010 full year income and expense results for the Partnership and Predecessor are presented as one total figure. Note that the historical earnings per unit figures on the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 are based on the applicable income of the Partnership after the closing of the IPO and the contribution of the membership interests in the Operating Company to the Partnership (October 6, 2010) until year end December 31, 2010 since this is the amount of income that is attributable to the limited partner units after the closing of the IPO and the contribution of the membership interests in the Operating Company to the Partnership.

In June 2011, the Partnership completed the acquisition of 100% of the ownership interests in Elk Horn for approximately $119.5 million in cash consideration, or approximately $119.3 million net of cash acquired. In July 2011, the Partnership completed a public offering of the Partnership’s common units, the proceeds of which along with the related capital contribution of the Partnership’s general partner were used to repay borrowings outstanding under its credit facility.

The accompanying unaudited pro forma condensed consolidated financial information presents the pro forma consolidated financial position and results of operations of the Partnership based upon the historical financial statements of the Partnership and Elk Horn, after giving effect to the Elk Horn Acquisition and the public offering of the Partnership’s common units and the related capital contribution of the Partnership’s general partner.

The Elk Horn Acquisition was accounted for in these unaudited pro forma condensed consolidated financial statements according to business combination accounting guidelines, whereby the total consideration applicable to the Elk Horn Acquisition is allocated to the assets acquired and liabilities assumed based upon their estimated fair values. Although the responsibility of valuation remains with the Partnership’s management, the determination of the fair values of the various assets and liabilities acquired will be based in part upon studies conducted by third-party professionals with experience in the appropriate subject matter, which are not complete at this time. Any change to the acquisition date value of the identifiable net assets during the measurement period (up to one year from the acquisition date) will affect the amount of the purchase price allocated and may result in the recognition of goodwill or a gain on the acquisition. Subsequent changes to the purchase price allocation will be adjusted retroactively if material to the Partnership’s consolidated financial results.

Pro Forma Adjustments

Balance Sheet

(a)                                  Reflects terms of the merger agreement whereby available Elk Horn cash and a portion of the purchase price consideration were used to repay Elk Horn’s outstanding debt.

(b)                                 The preliminary purchase price allocation reflects the Partnership’s best estimate that the excess of the purchase price for Elk Horn in excess of the net assets acquired is related to the Elk Horn coal properties acquired.  The following table summarizes the assets acquired and liabilities assumed as of the pro forma acquisition date of March 31, 2011:

(in thousands)
Accounts receivable	$2,050
Prepaid expenses and other	197
Property, plant and equipment (incl coal properties)	118,740
Other non-current assets	2,343
Accounts payable	(206)
Accrued expenses and other	(467)
Asset retirement obligations	(511)
Other non-current liabilities	(2,650)
Assets acquired	119,496
Total consideration	$119,496

(c)                                  Per business combination accounting rules, the Elk Horn accumulated depreciation, depletion and amortization balance is eliminated because property, plant and equipment is recorded at fair value.

(d)                                 Reflects the elimination of the net balance of Elk Horn’s deferred financing costs since Elk Horn’s outstanding debt was repaid per the terms of the merger agreement.

(e)                                  Reflects the elimination of Elk Horn’s short-term and long-term debt per the terms of the merger agreement that stipulated that Elk Horn’s existing debt would be repaid with available Elk Horn cash and a portion of the purchase price consideration.  Also included in long-term debt is the additional borrowings incurred under the Partnership’s credit facility to initially fund the Elk Horn Acquisition.

(f)                                    Reflects the elimination of Elk Horn’s historical members’ capital balance per business combination accounting rules.

(g)                                 Reflects the proceeds from the public offering of the Partnership’s common units and the related capital contribution by the general partner of the Partnership, which was used to repay borrowings outstanding under the Partnership’s credit facility.

Income Statement

(a)                                  For the year ended December 31, 2010 and three months ended March 31, 2011, the pro forma adjustment reflects the estimated increase in depletion expense related to the anticipated step-up in basis for the mineral assets acquired.  The additional depletion expense is based upon actual tons produced by lessees for the respective periods, multiplied by the Partnership’s current estimate of the increased value of the mineral reserves acquired.  The following table displays the pro forma depletion expense adjustment for the year ended December 31, 2010 and three months ended March 31, 2011:

	For the year ended December 31, 2010	For the three months ended March 31, 2011
	(in thousands, except per ton amounts)
Elk Horn historical depletion expense	$713	$291
Elk Horn tons produced	1,600	675
Elk Horn historical depletion expense per ton	$0.4457	$0.4318
Rhino estimate of depletion expense per ton	$1.0400	$1.0400
Pro forma adjustment for depletion expense	$951	$410

(b)                             For the year ended December 31, 2010 and three months ended March 31, 2011, the pro forma adjustment reflects the estimated increase in interest expense related to the additional borrowings incurred by the Partnership to initially fund the Elk Horn Acquisition that were partially offset by the elimination of the historical Elk Horn interest expense due to the repayment of Elk Horn’s debt upon the completion of the acquisition. The additional interest expense is based upon the increased amount of long-term debt multiplied by a variable interest rate associated with the Partnership’s credit facility for the respective periods presented.  The following table displays the pro forma interest expense adjustments for the year ended December 31, 2010 and three months ended March 31, 2011:

	For the year ended December 31, 2010	For the three months ended March 31, 2011
	(in thousands, except interest rate amounts)
Additional debt from Elk Horn Acquisition	$119,496	$119,496
Interest rate	3.16%	3.27%
Additional interest expense	$3,829	$977
Less: Elk Horn historical interest expense	$(503)	$(108)
Pro forma adjustment for net increase in interest expense	$3,326	$869

An increase or decrease of 0.125% in the assumed interest rate used to calculate the pro forma adjustment for increased interest expense would cause the pro forma adjustment to increase or decrease, respectively, by approximately $151,000 and approximately $37,000 for the year ended December 31, 2010 and three months ended March 31, 2011, respectively.

(c)                                  For the year ended December 31, 2010 and three months ended March 31, 2011, the pro forma adjustment reflects the estimated decrease in interest expense related to the net proceeds from the public offering of the Partnership’s common units and the related capital contribution of the Partnership’s general partner, which were used to repay borrowings outstanding under the Partnership’s credit facility.  The decreased interest expense is based upon the decreased amount of long-term debt multiplied by a variable interest rate associated with the Partnership’s credit facility for the respective periods presented.  The following table displays the pro forma interest expense adjustments for the year ended December 31, 2010 and three months ended March 31, 2011:

	For the year ended December 31, 2010	For the three months ended March 31, 2011
	(in thousands, except interest rate amounts)
Net proceeds from public offering of the Partnership’s common units & related capital contribution of the Partnership’s general partner	$(67,853)	$(67,853)
Interest rate	3.16%	3.27%
Pro forma adjustment for decrease in interest expense	$(2,174)	$(555)

An increase or decrease of 0.125% in the assumed interest rate used to calculate the pro forma adjustment for decreased interest expense would cause the pro forma adjustment to increase or decrease, respectively, by approximately $86,000 and approximately $21,000 for the year ended December 31, 2010 and three months ended March 31, 2011, respectively.

(d)                                 For the year ended December 31, 2010, the pro forma adjustment of net income to the Predecessor and Partnership is based upon Elk Horn’s fourth quarter 2010 historical financial results and applicable fourth quarter 2010 pro forma adjustments for depletion expense and interest expense.  The resulting fourth quarter 2010 pro forma net income was allocated to the Partnership based upon the portion of the fourth quarter 2010 attributable to the Partnership after the IPO was completed (October 6, 2010) through December 31, 2010.  The remaining portion of the full year 2010 pro forma net income was allocated to the Predecessor.

(e)                                  For the year ended December 31, 2010 and three months ended March 31, 2011, the pro forma adjustments for each applicable partners’ interest in net income are based upon the Elk Horn historical financial results along with the relative pro forma adjustments for depletion expense and interest expense, as well as the issuance of additional common units related to the Partnership’s public offering and the related capital contribution of the Partnership’s general partner.  The allocation to each applicable partners’ interest is based upon the method outlined in the Partnership’s second amended and restated agreement of limited partnership.

(f)                                    For the year ended December 31, 2010 and three months ended March 31, 2011, the pro forma adjustments for common and subordinated earnings per unit (“EPU”) are based upon the pro forma adjustments for net income applicable to each limited partner class, divided by the weighted average number of units outstanding applicable to each partner class.  The pro forma EPU for common units for the year ended December 31, 2010 and three months ended March 31, 2011 reflects the issuance of additional common units related to the Partnership’s public offering.

(g)                                 For the year ended December 31, 2010 and three months ended March 31, 2011, the pro forma adjustments for common units reflect the issuance of additional common units related to the Partnership’s public offering of common units in July 2011.